AMENDMENT 10.47

THIRD AMENDMENT TO ACCOUNT TRANSFER
AND PURCHASE AGREEMENT

     THIS THIRD AMENDMENT TO ACCOUNT TRANSFER AND PURCHASE AGREEMENT (this “Amendment”) is entered into by and between AESP, INC., a Florida corporation (“Seller”), Slav Stein and Roman Briskin (collectively, the “Guarantors”) and MARQUETTE COMMERCIAL FINANCE, INC., a Minnesota corporation (“MCF”).

     WHEREAS, Seller and KBK Financial, Inc., a Delaware corporation (“KBK Delaware”) entered into that certain Account Transfer and Purchase Agreement dated as of September 18, 2003, as amended from time to time (collectively, the “Purchase Agreement”), such agreement, and all rights and obligations thereunder, having been assigned by KBK Delaware to KBK Financial, Inc., a Minnesota corporation (now known as MCF) pursuant to a Bill of Sale dated November 24, 2003; and

     WHEREAS, pursuant to the Purchase Agreement the parties have provided for the terms and conditions under which MCF may from time to time purchase certain of Seller’s accounts; and

     WHEREAS, the Purchase Agreement and all other documents securing, governing, guaranteeing and/or pertaining to the Purchase Agreement are hereinafter referred to collectively as the “Purchase Documents”; and

     WHEREAS, the parties hereto now desire to modify the Purchase Agreement as hereinafter provided;

     NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties, and agreements contained herein, and for other valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I
Definitions

Section 1.01 The terms used in this Amendment to the extent not otherwise defined herein shall have the same meanings as in the Purchase Agreement.

ARTICLE II
Amendments

Section 2.01 Effective as of the date hereof, the “ Fixed Discount” means a discount of one and one-quarter percent (1.25%) of the Gross Amount of such account.

Section 2.01 Effective as of the date hereof, the Addendum attached to the Purchase Agreement is hereby replaced in its entirety with the Addendum attached hereto.

ARTICLE III
Representations, Warranties, Ratification and Reaffirmation

Section 3.01 Seller hereby represents and warrants that: (i) the representations and warranties contained in the Purchase Agreement are true and correct on and as of the date hereof as though made on and as of the date hereof, and (ii) no event has occurred and is continuing that constitutes an Event of Default or would constitute an Event of Default but for the requirement of notice or lapse of time or both.

Section 3.02 The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Purchase Agreement, but except as expressly modified and superseded by this Amendment, the terms and provisions of the Purchase Agreement are ratified and confirmed and shall continue in full force and effect, Seller hereby agreeing that the Purchase Agreement and the other Purchase Documents are and shall continue to be outstanding, validly existing and enforceable in accordance with their respective terms.

Section 3.03 Guarantors previously executed that certain Limited Guaranty (the “Guaranty Agreement”) dated September 18, 2003 for the benefit of MCF to unconditionally guarantee the payment by Seller of certain losses incurred by MCF under the

Purchase Agreement, as more fully described therein. Guarantors, by executing this Amendment, hereby consent to this Amendment and agree that, notwithstanding the execution of this Amendment, the Guaranty Agreement remains in full force and effect and the obligations thereunder remain valid and binding against Guarantors.

ARTICLE IV
Miscellaneous

Section 4.01 Each of the Purchase Documents is hereby amended so that any reference in the Purchase Documents to the Purchase Agreement shall mean a reference to the Purchase Agreement as amended hereby.

Section 4.02 This Amendment may be executed simultaneously in one or more counterparts, each of shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of this Amendment by telecopy shall be equally as effective as delivery of a manually executed counterpart of this Amendment. Any party delivering an executed counterpart of this Amendment by telecopy also shall deliver a manually executed counterpart of this Amendment but the failure to deliver a manually executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment.

Section 4.03 The Agreement and this Amendment have been entered into in Tarrant County, Texas and shall be performable for all purposes in, Tarrant County, Texas. THE AGREEMENT, AS AMENDED HEREBY, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS. Courts within the State of Texas shall have jurisdiction over any and all disputes arising under or pertaining to the Agreement, as amended hereby, and venue in any such dispute shall be the courts located in Tarrant County, Texas.

Section 4.04 This Amendment shall not become effective until executed by MCF.

Section 4.05 SELLER AND GUARANTORS EACH HEREBY ACKNOWLEDGES THAT IT HAS NO DEFENSE, COUNTERCLAIM, OFFSET, CROSS-COMPLAINT, CLAIM OR DEMAND OF ANY KIND OR NATURE WHATSOEVER THAT CAN BE ASSERTED TO REDUCE OR ELIMINATE ALL OR ANY PART OF ITS LIABILITY TO REPAY THE INDEBTEDNESS AND OBLIGATIONS NOW OR HEREAFTER OWING BY SELLER AND GUARANORS TO MCF OR TO SEEK AFFIRMATIVE RELIEF OR DAMAGES OF ANY KIND OR NATURE FROM MCF. SELLER AND GUARANTORS EACH HEREBY VOLUNTARILY AND KNOWINGLY RELEASES AND FOREVER DISCHARGES MCF, ITS PREDECESSORS, AGENTS, EMPLOYEES, SUCCESSORS AND ASSIGNS, FROM ALL POSSIBLE CLAIMS, DEMANDS, ACTIONS, CAUSES OF ACTION, DAMAGES, COSTS, EXPENSES, AND LIABILITIES WHATSOEVER, KNOWN OR UNKNOWN, ANTICIPATED OR UNANTICIPATED, SUSPECTED OR UNSUSPECTED, FIXED, CONTINGENT, OR CONDITIONAL, AT LAW OR IN EQUITY, ORIGINATING IN WHOLE OR IN PART ON OR BEFORE THE DATE THIS AMENDMENT IS EXECUTED, WHICH SELLER AND GUARANTORS MAY NOW OR HEREAFTER HAVE AGAINST MCF, ITS PREDECESSORS, AGENTS, EMPLOYEES, SUCCESSORS AND ASSIGNS, IF ANY, AND IRRESPECTIVE OF WHETHER ANY SUCH CLAIMS ARISE OUT OF CONTRACT, TORT, VIOLATION OF LAW OR REGULATIONS, OR OTHERWISE, INCLUDING WITHOUT LIMITATION, ANY SUCH CLAIMS ARISING FROM THE CONTRACTING FOR, CHARGING, TAKING, RESERVING, COLLECTING OR RECEIVING INTEREST IN EXCESS OF THE HIGHEST LAWFUL RATE APPLICABLE, THE EXERCISE OF ANY RIGHTS AND REMEDIES UNDER THE PURCHASE AGREEMENT OR OTHER PURCHASE DOCUMENTS, AND THE NEGOTIATION FOR AND EXECUTION OF THIS AMENDMENT.

Section 4.6 THE PURCHASE AGREEMENT AND THE OTHER PURCHASE DOCUMENTS, EACH AS AMENDED HEREBY, REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES HERETO WITH RESPECT TO THE TRANSACTIONS CONTEMPLATED HEREIN AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

Section 4.07 Seller agrees to pay MCF a fee equal to $4,000 contemporaneously with the effectiveness of this Amendment in consideration of the financial accommodations provided by MCF to Seller contained herein.

     EXECUTED as of August 12, 2004.

SELLER:

AESP, INC.

By:	/s/ Slav Stein

Name:	Slav Stein
Title:	President and CEO

GUARANTORS:

/s/ Slav Stein

SLAV STEIN

/s/ Roman Briskin

ROMAN BRISKIN

MCF:

MARQUETTE COMMERCIAL FINANCE, INC.

By:	/s/ Melissa K. Vance

Name:	Melissa K. Vance
Title	: Legal Administrator
Date:	8-17-04

ADDENDUM

to Account Transfer and Purchase Agreement between KBK Financial, Inc., now known as Marquette Commercial Finance, Inc. (“MCF”) and AESP, Inc., a Florida corporation (“Seller”) dated September 18, 2003 (the “Agreement”).

This Addendum modifies and supplements the Agreement as follows:

1.	Financial Covenants. Beginning with the July, 2004 Financial Statements, Seller agrees to maintain the following financial covenants while this Agreement remains in effect:

(a)	Current Ratio. At the end of each fiscal month, a ratio, calculated on a pro forma basis (i.e., add back in purchased accounts and factored balance), of (i) current assets (excluding prepaid expenses), to (ii) current liabilities of not less than less than .66 to 1.0. Nothwithstanding the foregoing, at the end of each of the months of July, August, September and October, 2004, a ratio, calculated on a pro forma basis (i.e., add back in purchased accounts and factored balance), of (i) current assets (excluding prepaid expenses), to (ii) current liabilities of not less than less than .55 to 1.0.

(b)	Tangible Net Worth. At the end of each fiscal month, its Tangible Net Worth at not less than Five Hundred Thousand and No/100 dollars ($500,000.00).

(c)	Dilution. Seller covenants and agrees that at the end of each fiscal month during the effectiveness of this Agreement, the Seller’s Dilution shall not exceed six percent (6%). As used herein, the term “Dilution” means for any period of time the percentage obtained by dividing (a) the aggregate amount of credit memos, discounts and other downward adjustments to the original invoiced price of inventory sold or services rendered by Seller during such period, by (b) gross sales for such period, all as determined by MCF.

As used herein, the term “Tangible Net Worth” shall mean, as of any date, the amount by which Seller’s total assets exceeds its total liabilities, plus Subordinated Debt, less any intangible assets (as defined by generally accepted accounting principles, including, without limitation, trademarks, patents, copyrights, goodwill, covenants not to compete and customer lists), less deferred charges. The term “Subordinated Debt” shall mean indebtedness owing by Seller to a creditor other than MCF which has been subordinated and subject in right of payment to the prior payment of all indebtedness and obligations now or hereafter owing by Seller to MCF, such subordination to be evidenced by a written agreement between Seller and the subordinated creditor which is in form and substance satisfactory to MCF.

AESP, Inc.

By:	/s/ Slav Stein

Name:	Slav Stein
Title:	President and CEO

MARQUETTE COMMERCIAL FINANCE, INC.

By:	/s/ Melissa K. Vance

Name:	Melissa K. Vance
Title:	Legal Administrator